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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
December 16, 1999


Contact:  Gordon Slack
     (517) 636-1375



DOW SELLS 3,500,000 SHARES OF COMMON STOCK

MIDLAND, MICH. -- The Dow Chemical Company (NYSE: DOW) today announced that it sold 3,500,000 shares of its common stock through Goldman, Sachs & Co. prior to the opening of trading on the New York Stock Exchange. The principal purpose of the sale is to facilitate the accounting treatment of the merger between Dow and Union Carbide Corporation (NYSE: UK) as a "pooling of interests," which is a condition to the completion of the merger. The merger remains subject to a number of other conditions, including receipt of regulatory approvals and clearances.

The Dow Chemical Company is a global science and technology based company that develops and manufactures a portfolio of chemical, plastic and agricultural products and services for customers in 168 countries around the world. With annual sales of more than $18 billion, the company conducts its operations through 14 global businesses employing 39,000 people and supplies more than 3,500 products. For more information, visit Dow's web site: www.dow.com.


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